Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

November 9, 2026

MEDIA CONTACT:

Fran Del Valle

Greystone

917-922-5653

fran@influencecentral.com

INVESTOR CONTACT:

Andy Grier

Investor Relations

402-952-1235

Greystone Housing Impact Investors Reports Third Quarter 2026 Financial Results

Omaha, Nebraska – On November 9, 2026, Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) announced financial results for the three months ended September 30, 2026.

The Partnership also announced it will host a call on Tuesday, November 10th at 9:00 a.m. Eastern Time to discuss the results and its business outlook. Details for accessing the call can be found below under "Earnings Webcast & Conference Call."

Financial Highlights

The Partnership reported the following results as of and for the three months ended September 30, 2026:

•
Net income of $3.2 million or $0.09 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $3.8 million or $0.17 per BUC
•
Total assets of $1.35 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $898.4 million

A reconciliation of net income to CAD is included below under “Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution.”

In September 2026, the Partnership announced that the Board of Managers of Greystone AF Manager LLC declared a regular quarterly distribution to the Partnership's BUC holders of $0.14 per BUC. The distribution was paid on October 30, 2026, to BUC holders of record as of the close of trading on September 30, 2026.

Operational Update

The Partnership continues to pursue its strategy of reducing the capital allocated to joint venture equity investments in market rate multifamily properties. The Partnership and the respective property managing members will manage the remaining portfolio of market rate multifamily investments to maximize sales prices and returns to the extent possible, with return of capital from the sale of these investments to be redeployed into primarily tax-exempt mortgage revenue bond investments.

The Partnership believes this change in investment strategy will provide many benefits to unitholders, including more stable investment earnings, an increase in the proportion of tax-advantage income allocated to unitholders in the long-term, and more capital allocated to a proven investment class that is core to our operations and leverages the strong relationships and knowledge base of Greystone’s other lending platforms.

The Partnership’s near-term results of operations will be impacted by the pace of sales of market rate multifamily investments and our ability to redeploy capital into new tax-exempt mortgage revenue bond investments. The Partnership and Board of Managers will continue assessing the potential impacts on the Partnership’s short-term and long-term earnings expectations and future unitholder distributions, with a focus on the long-term benefit to unitholders and the Partnership.

In August 2026, the Vantage at Loveland property located in Loveland, CO was sold at the direction of the entity’s managing member.

In October 2026, Valage Senior Living Carson Valley property located in Minden, NV was publicly listed for sale at the direction of the entity’s managing member.

Management Remarks

“The Partnership continues to work with the managing members of our market rate multifamily properties to position our remaining investments in this segment for sale” said Kenneth C. Rogozinski, Chief Executive Officer of the Partnership. “We are working with third-party brokers and property management firms to plan potential exit timelines based on current property level leasing activity and operating results. We are also working with our internal origination team and the broader Greystone affordable platform to identify traditional mortgage revenue bond investment opportunities where we can redeploy capital once the market rate multifamily exits occur”, said Rogozinski.

Recent Investment and Financing Activity

The Partnership reported the following updates for the third quarter of 2026:

•
Advances and acquisitions on MRB, taxable MRB, GIL, and property loan investments totaled approximately $39.2 million.
•
Paydown of property loan investment totaled approximately $14.0 million.
•
Sales of GIL and property loan investments to Construction Lending JV totaled approximately $26.2 million
•
Contributions to market-rate joint venture equity investments totaled approximately $5.2 million.
•
Gross proceeds from the sale of Vantage at Loveland totaled approximately $23.6 million, consisting of the return of its remaining $21.1 million in contributed equity and $2.5 million of preferred return income.

Investment Portfolio Updates

The Partnership announced the following updates regarding its investment portfolio:

•
The borrowers of our MRBs and GILs were current on contractual debt service obligations as of September 30, 2026, except for five MRBs associated with a single borrower. As of the date of this filing, debt service payments have been received for four of the five MRBs. Management is in ongoing discussions with the borrower regarding the delayed payments and continues to monitor the situation closely.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates with net receipts totaling approximately $280,000 for the three months ended September 30, 2026.
•
Seven current market-rate joint venture equity investment properties and one seniors housing joint venture equity investment property have completed construction and one seniors housing joint venture equity investment property has commenced construction. Two market-rate joint venture equity investment properties are in the planning phase and have not commenced construction.

Earnings Webcast & Conference Call

The Partnership will host a conference call for investors on Tuesday, November 10, 2026 at 9:00 a.m. Eastern Time to discuss the Partnership’s third quarter 2026 results.

For those interested in participating in the question-and-answer session, participants may dial-in toll free at (877) 407-8813. International participants may dial-in at +1 (201) 689-8521. No pin or code number is needed.

The call is also being webcast live in listen-only mode. The webcast can be accessed via the Partnership's website under “News & Events” or via the following link:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=fsqomqfb

It is recommended that you join 15 minutes before the conference call begins (although you may register, dial-in or access the webcast at any time during the call).

A recorded replay of the webcast will be made available on the Partnership’s Investor Relations website at http://www.ghiinvestors.com.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022 (the “Partnership Agreement”), taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership. The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties; general economic, geopolitical, and financial conditions, including the current and future impact of changing interest rates, inflation, and international conflicts (including the Russia-Ukraine war and conflicts in the Middle East) on business operations, employment, and financial conditions; uncertain conditions within the domestic and international macroeconomic environment, including monetary and fiscal policy and conditions in the investment, credit, interest rate, and derivatives markets; any effects on our business resulting from U.S. domestic or foreign governmental trade measures, including but not limited to tariffs, import and export controls, foreign exchange intervention accomplished to offset the effects of trade policy or in response to currency volatility, and other restrictions on free trade; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; the general condition of the real estate markets in the regions in which the Partnership operates, which may be unfavorably impacted by high mortgage interest rates, pressures in the commercial real estate sector, persistent elevated inflation levels, and other factors; changes in interest rates and credit spreads, as well as the success of any hedging strategies the Partnership may undertake in relation to such changes, and the effect such changes may have on the relative spreads between the yield on investments and cost of financing; resurgent inflationary impacts resulting from macroeconomic conditions and policy initiatives; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; local, regional, national and international economic and credit market conditions; legislative changes to Low Income Housing Tax Credits issued in accordance with Section 42 of the Internal Revenue Code and certain tax credit recapture events; geographic concentration of properties related to investments held by the Partnership; changes in the U.S. corporate tax code and other government regulations affecting the Partnership’s business; risks related to the development and use of artificial intelligence (AI); and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K). Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

GREYSTONE HOUSING IMPACT INVESTORS LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Investment income	$16,928,702	$17,732,521	$48,078,892	$58,846,141
Other interest income	3,061,719	3,106,309	9,401,426	7,952,738
Property revenues	1,951,179	-	5,479,031	-
Contingent interest income	-	-	-	208,059
Other income	11,000	269,890	1,964,634	1,228,715
Total revenues	21,952,600	21,108,720	64,923,983	68,235,653
Expenses:
Real estate operating	1,218,367	-	3,388,993	-
Provision for credit losses	(174,000)	534,084	(2,624,459)	9,414,818
Depreciation and amortization	2,105,091	1,335	8,123,731	7,523
Interest expense	12,811,881	13,076,836	39,367,151	40,475,321
Net result from derivative transactions	(4,280,631)	(100,147)	(7,926,633)	4,315,206
General and administrative	3,547,433	4,816,648	12,239,624	14,061,774
Total expenses	15,228,141	18,328,756	52,568,407	68,274,642
Other income:
Gain on deed in lieu of foreclosures	-	-	2,241,813	-
Gain on sale of investments in unconsolidated entities	-	-	16,624	200,736
Earnings (losses) from investments in unconsolidated entities	(3,542,306)	(1,931,053)	(11,633,668)	(5,170,388)
Income (loss) before income taxes	3,182,153	848,911	2,980,345	(5,008,641)
Income tax benefit	(2,879)	(2,050)	(8,338)	(7,545)
Net income (loss)	3,185,032	850,961	2,988,683	(5,001,096)
Redeemable Preferred Unit distributions and accretion	(1,101,684)	(1,029,641)	(3,305,053)	(2,819,969)
Net income (loss) available to Partners	$2,083,348	$(178,680)	$(316,370)	$(7,821,065)

Net income (loss) available to Partners allocated to:
General Partner	$20,834	$(1,787)	$826	$10,554
Limited Partners - BUCs	2,030,815	(305,416)	(431,744)	(8,093,084)
Limited Partners - Restricted units	31,699	128,523	114,548	261,465
	$2,083,348	$(178,680)	$(316,370)	$(7,821,065)
BUC holders' interest in net income (loss) per BUC, basic and diluted	$0.09	$(0.01)	$(0.02)	$(0.35)
Weighted average number of BUCs outstanding, basic	23,266,619	23,171,226	23,266,619	23,171,226
Weighted average number of BUCs outstanding, diluted	23,266,619	23,171,226	23,266,619	23,171,226

Disclosure Regarding Non-GAAP Measures - Cash Available for Distribution

The Partnership believes that CAD provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results. To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses or income consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, fair value adjustments to derivative instruments, provisions for credit and loan losses, impairments on MRBs, GILs, real estate assets and property loans, deferred income tax expense (benefit), and restricted unit compensation expense. The Partnership also adjusts net income for the Partnership’s share of (earnings) losses of investments in unconsolidated entities related to the Market Rate Joint Venture Investments segment as such amounts are primarily depreciation expenses and development costs that are expected to be recovered upon an exit event. The Partnership also deducts Tier 2 income distributable to the General Partner as defined in the Partnership Agreement and distributions and accretion for the Preferred Units. Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies. Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and nine months ended September 30, 2026 and 2025:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$3,185,032	$850,961	$2,988,683	$(5,001,096)
Unrealized (gains) losses on derivatives, net	(4,000,622)	714,077	(7,410,576)	6,740,050
Depreciation and amortization	2,105,091	1,335	8,123,731	7,523
Provision for credit losses (1)	(174,000)	534,084	(2,624,459)	9,414,818
Reversal of gain on deed in lieu of foreclosures (2)	-	-	(2,241,813)	-
Amortization of deferred financing costs	437,235	345,384	1,357,180	1,114,080
Restricted unit compensation expense	(166,887)	747,560	625,028	1,486,882
Deferred income taxes	(1,039)	(1,023)	(1,196)	(785)
Redeemable Preferred Unit distributions and accretion	(1,101,684)	(1,029,641)	(3,305,053)	(2,819,969)
Tier 2 income allocable to the General Partner (3)	-	-	(4,156)	(92,852)
Recovery of prior credit loss (4)	(11,684)	(11,060)	(34,327)	51,164
Bond premium, discount and acquisition fee amortization, net of cash received	31,772	55,880	186,784	318,728
(Earnings) losses from investments in unconsolidated entities	3,540,500	1,932,357	11,669,570	5,141,935
Total CAD	$3,843,714	$4,139,914	$9,329,396	$16,360,478

Weighted average number of BUCs outstanding, basic	23,266,619	23,171,226	23,266,619	23,171,226
Net income (loss) per BUC, basic	$0.09	$(0.01)	$(0.02)	$(0.35)
Total CAD per BUC, basic	$0.17	$0.18	$0.40	$0.71
Cash Distributions declared, per BUC	$0.14	$0.30	$0.42	$0.97

(1)
The adjustments reflect the change in allowances for credit losses under the CECL standard which requires the Partnership to update estimates of expected credit losses for its investment portfolio at each reporting date. Credit losses are not reported within CAD until such losses are realized. The provision for credit loss for the nine months ended September 30, 2026 includes an asset-specific provision for credit loss of approximately $93,000 offset by a recovery of approximately $2.0 million of our previously recognized allowance for credit losses related to The Park at Sondrio MRB and taxable MRB, The Park at Vietti MRB and taxable MRB, and Windsor Shores Apartments MRB

The provision for credit loss includes asset-specific provisions for credit losses for affordable multifamily investments totaling approximately $596,000 and $9.9 million for the three and nine months ended September 30, 2025, respectively

(2)
The gain on deed in lieu of foreclosures for the nine months ended September 30, 2026 was equal to the excess amount of the appraised value of the real estate assets acquired over our amortized cost basis of the Windsor Shores MRB and taxable MRB and The Ivy Apartments (a/k/a Century Plaza Apartments) MRB. We have excluded this gain in the calculation of CAD as it is non-cash and relates to fair value estimates of real estate assets.
(3)
Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents 25% of Tier 2 income due to the General Partner. There was no Tier 2 income for the three months ended September 30, 2026 and 2025. Tier 2 income for the nine months ended September 30, 2026 related to final settlements of the Vantage at Helotes sale that occurred in May 2025. Tier 2 income for the nine months ended September 30, 2025 related to the gain on sale of Vantage at Helotes and the premium received upon redemption of the Companion at Thornhill Apartments MRB.

(4)
The Partnership determined there was a recovery of previously recognized impairment recorded for the Live 929 Apartments Series 2022A MRB prior to the adoption of the CECL standard effective January 1, 2023. The Partnership is accreting the recovery of prior credit loss for this MRB into investment income over the term of the MRB consistent with applicable guidance. The accretion of recovery of value, net of adjustments, is presented as a reduction to current CAD as the original provision for credit loss was an addback for CAD calculation purposes in the period recognized.